As filed with the Securities and Exchange Commission on January 22, 2018

Registration No. 333-219735

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 5 to

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PROLUNG, INC.

(Exact name of registrant as specified in its charter)

Delaware	3841	20-1922768
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

757 East South Temple, Suite 150

Salt Lake City, Utah 84102

(801) 736-0729

(Address, including zip code and telephone number, including area code, of registrant’s principal place of business)

Steven C. Eror

President and Chief Executive Officer

ProLung, Inc.

757 East South Temple, Suite 150

Salt Lake City, Utah 84102

(801) 736-0729

(Name, address, including zip code and telephone number, including area code, of agent for service)

Copies to:

Robert H. Cohen Esq. Gary Emmanuel, Esq. McDermott Will & Emery LLP 340 Madison Avenue New York, New York 10173 (212) 547-5400	Mark V. Anderson, CPA Chief Financial Officer ProLung, Inc. 757 East South Temple, Suite 150 Salt Lake City, Utah 84102 (801) 736-0729	Steven M. Skolnick, Esq. Lowenstein Sandler LLP 1251 Avenue of the Americas New York, New York 10020 (646) 414-6947

Approximate date of commencement of proposed sale to public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective Registration Statement for the same offering: [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering: [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering: [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]	Accelerated filer [ ]	Non-accelerated filer [ ]	Smaller reporting company [X] Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. [  ]

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

EXPLANATORY NOTE

The sole purpose of this amendment is to provide certain exhibits to the Registration Statement, as indicated in Item 16 of Part II of this amendment. No change is made to the preliminary prospectus constituting Part I of the Registration Statement or Items 13, 14, 15 or 17 of Part II of the Registration Statement. Accordingly, this amendment consists only of the facing page, this explanatory note, Item 16 of Part II and the signature page to the Registration Statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 16. Exhibits and Financial Statement Schedules.

(a) The exhibits listed under the caption “Exhibit Index” following the signature page are filed herewith or incorporated by reference herein.

(b) Financial Statement Schedules

No financial statement schedules are provided because the information required to be set forth therein is not applicable or is shown in the consolidated financial statements or notes thereto.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended the Registrant has duly caused this Amendment No. 5 to the registration statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in Salt Lake City, Utah, on January 22, 2018.

PROLUNG, INC.

January 22, 2018	By:	/s/ Steven C. Eror
Date		Steven C. Eror,
Chief Executive Officer and President (Principal Executive Officer)

ADDITIONAL SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 5 to the registration statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Steven C. Eror	Chief Executive Officer, President	January 22 , 2018
Steven C. Eror	and Director (Principal Executive Officer)

/s/ Mark V. Anderson	Chief Financial Officer (Principal	January 22 , 2018
Mark V. Anderson	Financial Officer and Principal Accounting Officer)

/s/ J. Scott Nixon	Director	January 22 , 2018
J. Scott Nixon

/s/ Robert W. Raybould	Director	January 22 , 2018
Robert W. Raybould

/s/ Todd Morgan	Director, Chairman of Board of	January 22 , 2018
Todd Morgan	Directors

/s/ Robin L. Smith	Director	January 22 , 2018
Robin L. Smith

/s/ John C. Ruckdeschel	Director	January 22 , 2018
John C. Ruckdeschel

Exhibit Index

Exhibit Number	Description

1.1	Form of Underwriting Agreement.*
3.1	Third Amended and Restated Certificate of Incorporation(11)
3.2	By-Laws (11)
4.1	Form of Warrant, Issued from April 2010 to March 2011(1)
4.1.2	Form of Warrant issuable to Placement Agents(8)
4.1.3	Form of Warrant issued in $3.2 million offering in April 2017(8)
4.2	Restated Warrant to Purchase Common Stock Issued to Leavitt Partners, LLC(5)
4.2.2	Warrant to Purchase Common Stock Issued to Leavitt Partners, LLC(6)
4.3	Warrant to Purchase Common Stock Issued to William A. Fresh(6)
4.4	Form of Underwriters’ Warrant.*
5.1	Opinion of McDermott Will & Emery LLP. *
10.1	Amended and Restated License Agreement between BioMeridian Corporation and Fresh Medical Laboratories, Inc. dated November 2, 2006(2)
10.1.1	First Amendment to Amended and Restated License Agreement between BioMeridian Corporation and Fresh Medical Laboratories, Inc., dated November 26, 2007(2)
10.1.2	Second Amendment to Amended and Restated License Agreement between BioMeridian Corporation and Fresh Medical Laboratories, Inc., dated September 1, 2008(2)
10.1.3	Consulting Agreement with Leavitt Partners dated July 1, 2014(10)
10.2	Master Note with Brett M. Error dated June 30, 2011(2)
10.2.1	Amendment to Master Note with Brett M. Eror, dated March 27, 2014(3)
10.3	Employment Agreement with Steven C. Eror, dated as of August 1, 2013(3) #
10.3.1	Amendment to Employment Agreement executed on March 29, 2017(8)
10.4	Employment Agreement with Michael Garff, dated as of August 1, 2013(3) #
10.5	Lease Agreement dated April 25, 2014 between Frodsham Real Estate L.L.C. and Fresh Medical Laboratories, Inc.(4)
10.6	Form of Eight Percent (8%) Convertible Debenture, dated ________, 2015(6)
10.7	Form of Convertible Notes issued in November 2015(7)
10.8	Consulting Agreement dated April 30, 2015 with Tim Treu(9)
10.9	Consulting Agreement dated March 9, 2015 with Jeffrey S. O’Driscoll (9)
10.10	Placement Agent Agreement dated December 30, 2015 with ACAP Financial Inc(9)
10.11	Consulting Agreement dated February 1, 2017 with Robin Smith(8)
10.12	Placement Agent Agreement dated March 8, 2017 with Weild Capital, LLC(8)
21.1	List of Subsidiaries(12)
23.1	Consent of Malone Bailey LLP(13)
23.2	Consent of McDermott Will & Emery LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included in the signature page of the Registration Statement)

* Filed herewith

# Management compensation agreement.

(1) Incorporated by reference with Form 10 filed February 10, 2012, File No. 12750426.

(2) Incorporated by reference with Form 10/A filed April 10, 2012, File No. 12594347.

(3) Incorporated by reference from an exhibit to our Annual Report on Form 10-K filed on April 3, 2014.

(4) Incorporated by reference from an exhibit to our Quarterly Report on Form 10-Q filed on May 14, 2014.

(5) Incorporated by reference from an exhibit to our Quarterly Report on Form 10-Q filed on November 14, 2014.

(6) Incorporated by reference from an exhibit to our Annual Report on Form 10-K filed on March 31, 2015.

(7) Incorporated by reference from an exhibit to our Quarterly Report on Form 10-Q filed on November 16, 2015.

(8) Incorporated by reference from an exhibit to our Quarterly Report on Form 10-Q filed on May 22, 2017.

(9) Incorporated by reference from an exhibit to our Annual Report on Form 10-K filed on April 14, 2016.

(10) Incorporated by reference from an exhibit to our Registration Statement on Form S-1/A filed on November 29, 2017.

(11) Incorporated by reference from an exhibit to our Current Report on Form 8-K filed on July 19, 2017.

(12) Incorporated by reference from an exhibit to our Annual Report on Form 10-K/A filed on October 13, 2017.

(13) Incorporated by reference from an exhibit to our Registration Statement on Form S-1/A filed on January 16, 2018.